   As filed with the Securities and Exchange Commission on September 11, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 MARINEMAX, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                           59-3496957
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                         18167 U.S. 19 North, Suite 499
                            Clearwater, Florida 33764
               (Address of Principal Executive Offices)(Zip Code)

                                 MARINEMAX, INC.
                            1998 Incentive Stock Plan
                        1998 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                             William H. McGill, Jr.
                        Chairman of the Board, President,
                           and Chief Executive Officer
                                 MARINEMAX, INC.
           18167 U. S. 19 North, Suite 499, Clearwater, Florida 33764
                                 (813) 531-1700
           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
      TITLE OF SECURITIES TO BE             AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
              REGISTERED                    REGISTERED(1)              SHARE                    PRICE
------------------------------------------------------------------------------------------------------------------------------------
             Common Stock                    70,000 Shares              $10.00                $    700,000         $    206.50
             Common Stock                    87,446 Shares              $12.25                   1,071,214              316.01
             Common Stock                 1,320,917 Shares              $12.50                  16,511,462            4,870.88
             Common Stock                    80,000 Shares              $13.75                   1,100,000              324.50
             Common Stock                   921,637 Shares             $ 8.63 (2)                7,953,727            2,346.35
                                        ------------------                                    ------------         -----------
                Total                     2,480,000 Shares                                    $ 27,336,403         $  8,064.24
====================================================================================================================================

(1) Represents 1,980,000 shares issuable under the 1998 Incentive Stock Plan and 500,000 shares issuable under the 1998 Employee Stock Purchase Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of MarineMax, Inc.
(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of MarineMax, Inc. on September 8, 1998, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  MarineMax, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; and

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the documents referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-14173) filed with the Commission on May 28, 1998 and declared effective on June 1, 1998.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  The firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of September 9, 1998, certain members of such firm beneficially owned a total of 12,466 shares of the Registrant's Common Stock.

Item 6.           Indemnification of Directors and Officers

         The Restated Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").


                                      II.1

         Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys' fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

         Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

Exhibit
Number      Exhibit
------      -------
5           Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth &
            Beshears, a professional association

10.4A       1998 Incentive Stock Plan, as amended and restated on May 30, 1998

10.5A       1998 Employee Stock Purchase Plan, as amended on August 6, 1998

23.1        Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears,
            P.A. is contained in Exhibit 5

23.2        Consent of Independent Certified Public Accountants - Arthur
            Andersen LLP

24          Power of Attorney (included on page II.4 of this Registration
            Statement)


                                      II.2

Item 9.           Undertakings

                  A.  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II.3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 9th day of September, 1998.

                                         MARINEMAX, INC.

                                        By:  /s/ William H. McGill, Jr.
                                             -----------------------------------
                                             William H. McGill, Jr., Chairman of
                                             the Board, President, and
                                             Chief Executive Officer
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, William H. McGill, Jr. and Michael H. McLamb and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                                    POSITION                                 DATE
            ---------                                    --------                                 ----

/s/ William H. McGill, Jr.                  Chairman of the Board, President,            September 9, 1998
-------------------------------------       and Chief Executive Officer
William H. McGill, Jr.                      (Principal Executive Officer)


/s/ Michael H. McLamb                       Vice President; Chief Financial              September 9, 1998
-------------------------------------       Officer; Secretary; and Treasurer
Michael H. McLamb                           (Principal Financial and Accounting Officer)


                                            Senior Vice President and Director           September --, 1998
-------------------------------------
Richard R. Bassett

/s/ Louis R. DelHomme, Jr.                  Senior Vice President and Director           September 9, 1998
-------------------------------------
Louis R. DelHomme, Jr.

/s/ Richard C. LaManna, Jr.                 Senior Vice President and Director           September 9, 1998
-------------------------------------
Richard C. LaManna, Jr.

/s/ Paul Graham Stovall                     Senior Vice President and Director           September 9, 1998
-------------------------------------
Paul Graham Stovall

/s/ R. David Thomas                         Director                                     September 9, 1998
-------------------------------------
R. David Thomas

/s/ Stewart Turley                          Director                                     September 9, 1998
-------------------------------------
Stewart Turley

/s/ Robert S. Kant                          Director                                     September 10, 1998
-------------------------------------
Robert S. Kant


                                      II.4


                                EXHIBIT INDEX

Exhibit
Number      Exhibit
------      -------
5           Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth &
            Beshears, a professional association

10.4A       1998 Incentive Stock Plan, as amended and restated on May 30, 1998

10.5A       1998 Employee Stock Purchase Plan, as amended on August 6, 1998

23.1        Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears,
            P.A. is contained in Exhibit 5

23.2        Consent of Independent Certified Public Accountants - Arthur
            Andersen LLP

24          Power of Attorney (included on page II.4 of this Registration
            Statement)